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                                                                    EXHIBIT 12.1

PEABODY ENERGY
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS)

                                                            Predecessor
                                                             Company
                                                           -------------
                                                           April 1, 1998       May 20, 1998         Total          Year
                                                                to                  to              Fiscal         Ended
                                                           May 19, 1998       March 31, 1999        1999(1)    March 31, 2000
                                                           ------------       --------------        -------    --------------
Income (Loss) Before Income Taxes and Minority Interests    $   6,770           $    (534)        $   6,236        (7,398)

Interest Expense                                                4,222             176,105           180,327       205,056

Interest Portion of Rental Expense                              2,430              16,913            19,343        26,225
                                                           ----------           ---------         ---------      --------

  Adjusted Earnings                                         $  13,422           $ 192,484         $ 205,906       223,883
                                                           ==========           =========         =========      ========

Interest Expense                                            $   4,222           $ 176,105         $ 180,327       205,056

Interest Portion of Rental Expense                              2,430              16,913            19,343        26,225
                                                           ----------           ---------         ---------      --------

  Adjusted fixed charges                                    $   6,652           $ 193,018         $ 199,670       231,281
                                                           ==========           =========         =========      ========

Ratio of Earnings to Fixed Charges                               2.02x               1.00x             1.03x         0.97x
                                                           ==========           =========         =========      ========







                                                                Year          Nine Months           Year            Quarter
                                                                Ended            Ended              Ended            Ended
                                                           March 31, 2001  December 31, 2001  December 31, 2002  March 31, 2003
                                                           --------------  -----------------  -----------------  --------------
Income (Loss) Before Income Taxes and Minority Interests     $  152,894         $   29,000      $  78,804        $ (12,133)

Interest Expense                                                197,686             88,686        102,458           26,152

Interest Portion of Rental Expense                               44,303             37,294         53,958           12,095
                                                             ----------         ----------      ---------        ---------

  Adjusted Earnings                                          $  394,883         $  154,980      $ 235,220        $  26,114
                                                             ==========         ==========      =========        =========

Interest Expense                                             $  197,686         $   88,686      $ 102,458        $  26,152

Interest Portion of Rental Expense                               44,303             37,294         53,958           12,095
                                                             ----------         ----------      ---------        ---------

  Adjusted fixed charges                                     $  241,989         $  125,980      $ 156,416        $  38,247
                                                             ==========         ==========      =========        =========

 Ratio of Earnings to Fixed Charges                                1.63x              1.23x          1.50x            0.68x
                                                             ==========         ==========      =========        =========



---------------------------

(1) For comparative purposes, we derived the "Total Fiscal 1999" column by adding the period from May 20, 1998 to March 31, 1999 with our predecessor company results for the period from April 1, 1998 to May 19, 1998. The effects of purchase accounting have not been reflected in the results of our predecessor company.